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EXHIBIT 10.22

ADESA, Inc.
Annual Management Incentive Plan Bonuses and Compensation

Annual Management Incentive Plan Bonuses

        On February 8, 2005, the Board of Directors of ADESA, Inc. ratified the Compensation Committee's approval of the following management incentive plan bonuses for the following named executive officers under the ADESA, Inc. 2004 Equity and Incentive Plan for 2004:

Name	Title	2004 Bonus
David G. Gartzke	Chairman, President and Chief Executive Officer	$535,650
James P. Hallett	Executive Vice President of ADESA, Inc. and President of ADESA Corporation, LLC	$265,303
Bradley A. Todd	Executive Vice President of ADESA, Inc. and President of Automotive Finance Corporation	$148,564
Cameron C. Hitchcock	Executive Vice President and Chief Financial Officer	$211,433
Brenda J. Flayton	Executive Vice President and Chief Administrative Officer	$106,444
Other Executive Officers	Various	$623,648

		$1,891,042

Annual Management Compensation

        On February 8, 2005, the Compensation Committee of the Company's Board of Directors approved an 11.8% increase in the annual salary of Ms. Flayton to $250,000. The Committee did not increase the salaries of any other named executive officers. The Company will provide additional information regarding the compensation of its named executive officers in its proxy statement for its 2005 annual meeting.

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  EXHIBIT 10.22